Exhibit 3

SPIRIT AIRLINES, INC.

FOURTH AMENDMENT TO

SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Fourth Amendment to Second Amended and Restated Investor Rights Agreement (this “Amendment”), dated as of January 13, 2012, is by and among Spirit Airlines, Inc., a Delaware corporation (the “Company”), and the undersigned parties with respect to that certain Second Amended and Restated Investor Rights Agreement, dated as of July 13, 2006, by and among (i) the Company, (ii) OCM Spirit Holdings, LLC, a Delaware limited liability company (“Holdings”), (iii) OCM Spirit Holdings II, LLC, a Delaware limited liability company (“Holdings II”), (iv) OCM Spirit Holdings III, LLC, a Delaware limited liability company (“Holdings III”), (v) OCM Spirit Holdings III-A, LLC, a Delaware limited liability company (“Holdings III-A”), (vi) OCM Principal Opportunities Fund II, L.P., a Delaware limited partnership (“POF II”), (vii) OCM Principal Opportunities Fund III, L.P., a Delaware limited partnership (“POF III,” and together with POF II, collectively, the “POF Investors”) (viii) POF Spirit Foreign Holdings, LLC, a Delaware limited liability company (“Foreign Holdings”) (Holdings, Holdings II, Holdings III, Holdings III-A, the POF Investors and Foreign Holdings are referred to herein, collectively, as “Oaktree” or the “Oaktree Investors”), (ix) Indigo Florida L.P., a Cayman Islands exempt limited partnership (“Indigo Florida”), and Indigo Miramar LLC, a Delaware limited liability company (“Indigo Miramar”) (collectively, “Indigo” or the “Indigo Investors”), (x) the individuals listed on the Schedule of Co-Investors attached thereto (each, a “Co-Investor” and, collectively, the “Co-Investors”), and (xi) each other Person listed from time to time on a “Schedule of New Securityholders” attached to the Investor Rights Agreement, as amended by the Amendment to Second Amended and Restated Investor Rights Agreement, dated as of July 20, 2010,  the Second Amendment to Second Amended and Restated Investor Rights Agreement, dated as of February 1, 2011, and the Third Amendment to Second Amended and Restated Investor Rights Agreement, dated as of May 25, 2011 (as so amended, “Investor Rights Agreement”).  Capitalized terms used in this Amendment and not otherwise defined shall have the meaning ascribed to them in the Investor Rights Agreement.

RECITALS

WHEREAS, in contemplation of the filing of a Registration Statement by the Company pursuant to a Demand Registration, the undersigned parties wish to amend the Investor Rights Agreement;

WHEREAS, pursuant to Section 19A of the Investor Rights Agreement, any provision of the Investor Rights Agreement may be amended, modified or waived if such amendment, modification or waiver is approved in writing by the Company, the Majority Indigo Holders and the Majority Oaktree Holders;

WHEREAS, the undersigned constitute the Company, the Majority Indigo Holders and the Majority Oaktree Holders; and

WHEREAS, in determining to enter into the Amendment, the Company presented this Amendment to the Audit Committee of the Company’s Board of Directors, which Audit Committee unanimously (with the member of the Audit Committee affiliated with the Indigo Investors recused from such consideration) recommended that the Company’s Board of Directors approve this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.             Elimination of Restrictions on Demand Registrations.  Subject to Section 2 of this Amendment, the first sentence of Section 9F of the Investor Rights Agreement is hereby deleted in its entirety.

2.             Modification to Registration Expenses.  The modification provided for in Section 1 of this Amendment shall be conditioned upon, with respect to the first Demand Registration, the holders of Registrable Securities participating in such Demand Registration reimbursing (or causing the underwriters underwriting such Demand Registration to reimburse) the Company for up to $500,000 of Registration Expenses, less any otherwise unreimbursed expenses incurred by the Oaktree Investors or the Indigo Investors, but in any event not to be less than $250,000.

3.             Priority on Demand Registration.  Section 9D of the Agreement (as had been previously amended by (1) Section 2.8 of that Recapitalization Agreement, dated September 17, 2010, by and among the Company, the Indigo Investors, the Oaktree Investors and the Co-Investors and (2) Section 1.4 of Amendment No. 1 to Recapitalization Agreement, dated May 25, 2011, by and among the Company, the Indigo Investors and the Oaktree Investors) specifies certain priorities as among Oaktree Registrable Securities and Indigo Registrable Securities as to the first $30,600,000 in gross proceeds (before deduction of underwriters’ commissions) from the sale of such Registrable Securities in registered public offerings (the “Base Priority”), with the balance of any shares includable in future Demand Registrations to be allocated solely among Oaktree Registrable Securities and Indigo Registrable Securities.  Notwithstanding such priorities, the Oaktree Investors and the Indigo Investors hereby agree that, with respect to the first Demand Registration under this Agreement, that the Registrable Securities included in such registration shall consist of (x) first, a number of Registrable Securities which, along with shares of Common Stock sold by the Oaktree Investors and Indigo Investors in the overallotment in the Company’s initial Public Offering, constitutes the Base Priority, and (y) any remaining Oaktree Registrable Securities and Indigo Registrable Securities included in such Demand Registration, and any shares of Common Stock held by the Company’s employees or directors designated by the Indigo Investors or the Oaktree Investors to be included in such first Demand Registration (“Additional Shares”), pro rata among the holders of such Registrable Securities or Additional Shares, as the case may be, on the basis of the number of such shares of Registrable Securities or Common Stock, as the case may be, owned by each such holder; provided, however, that the inclusion any Additional Shares in such Demand Registration shall be conditioned upon each holder of Additional Shares (1) agreeing in writing to be bound by the Investor Rights Agreement and (2) executing a lock-up agreement for the benefit of the underwriters that is substantially similar to any lock-up agreement executed by the Indigo Investors and the Oaktree Investors (or their respective designees).

4.             Successors and Assigns.  Section 19F of the Investor Rights Agreement is hereby amended and restated in its entirety as follows:

19F.         Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Investors and any subsequent holders of Subject Securities and the respective successors and assigns of each of them; provided, however, that in no case shall the rights to Demand Registration under Section 9 of this Agreement or Piggyback Registration under Section 10 of this Agreement (or

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any rights appurtenant thereto) be for the benefit of or made available to any successors or assigns if the Subject Securities held by such successor or assign may be resold under Rule 144 within a 90-day period, unless such Subject Securities are: (i) Indigo Registrable Securities held directly by an Indigo Investor or a Person designated in writing to the Company by such Indigo Investor; or (ii) Oaktree Registrable Securities held directly by an Oaktree Investors or a Person designated in writing to the Company by such Oaktree Investor.

5.             Reference to and Effect on the Investor Rights Agreement.  On or after the date hereof, each reference in the Investor Rights Agreement to “this Agreement,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Investor Rights Agreement as further amended hereby.  No reference to this Amendment need be made in any instrument or document at any time referring to the Investor Rights Agreement, a reference to the Agreement, in any of such to be deemed a reference to the Investor Rights Agreement as further amended hereby.

6.             No Other Amendments.  Except as set forth herein, the Investor Rights Agreement shall remain in full force and effect in accordance with its terms.

7.             Counterparts.  This Amendment may be executed in any number of counterparts, each of which may be executed by less than all of the parties necessary to give effect to this Amendment, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.  Any signature page delivered electronically or by facsimile (including without limitation transmission by Portable Document Format or other fixed image form) shall be binding to the same extent as an original signature page.

8.             Headings.  All section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provisions of this Amendment or the Investor Rights Agreement.

9.             Governing Law.  This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(Signature pages follow)

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SPIRIT AIRLINES, INC.,
a Delaware corporation

By:	/s/ Thomas Canfield
Name:	Thomas Canfield
Title:	Senior Vice President and General Counsel

SIGNATURE PAGE TO SPIRIT AIRLINES, INC. FOURTH AMENDMENT TO
SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

OCM SPIRIT HOLDINGS III-A, LLC

By:	Oaktree Capital Management, L.P.,
its Manager

By:	/s/ Jordon Kruse
Name:	Jordon Kruse
Title:	Managing Director

By:	/s/ Cass Traub
Name:	Cass Traub
Title:	Senior Vice President

POF SPIRIT DOMESTIC HOLDINGS, LLC

By:	Oaktree Capital Management, L.P.,
its Manager

By:	/s/ Jordon Kruse
Name:	Jordon Kruse
Title:	Managing Director

By:	/s/ Cass Traub
Name:	Cass Traub
Title:	Senior Vice President

POF SPIRIT FOREIGN HOLDINGS, LLC

By:	Oaktree Capital Management, L.P.,
its Manager

By:	/s/ Jordon Kruse
Name:	Jordon Kruse
Title:	Managing Director

By:	/s/ Cass Traub
Name:	Cass Traub
Title:	Senior Vice President

SIGNATURE PAGE TO SPIRIT AIRLINES, INC. FOURTH AMENDMENT TO
SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

LONG BAR MIRAMAR LLC, a Delaware limited liability company

By:	INDIGO MANAGEMENT LLC, a Delaware limited liability company, its manager

By:	/s/ William A. Franke
Name: William A. Franke
Its: Manager

INDIGO FLORIDA, L.P., a Cayman Islands exempted limited partnership

By:	INDIGO PACIFIC PARTNERS L.P.,
a Cayman Islands exempted limited partnership, its general partner

By:	INDIGO PACIFIC MANAGEMENT LP,
A Cayman Islands exempted limited partnership, its general partner

By:	INDIGO PACIFIC CAPITAL LLC,
a Delaware limited liability company, its general partner

By:	INDIGO PACIFIC PARTNERS LLC,
a Delaware limited liability company, its sole member

By:	/s/ William A. Franke
	Name:	William A. Franke
	Its:	Managing Member

SIGNATURE PAGE TO SPIRIT AIRLINES, INC. FOURTH AMENDMENT TO
SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT